Exhibit 99.1

All Data as of September 30, 2011 PORTFOLIO SUMMARY Total Assets (a) $12.8 billion Total Cash$256 million Total Distributions Since Inception$1.8 billion Number of Properties 976 Mortgage Loans to Total Assets50% Current Annualized Distribution Rate (b)6.2% (a) Undepreciated values (total investment) (b) Yield based on $8.03 estimated share price or 5% on $10.00 share price TOP TEN TENANTS % of Total Tenant Annualized Income SunTrust Banks 8.5% AT&T 6.8% Citizens Banks 3.2% Sanofi-Aventis 2.5% United Healthcare Services 2.5% C&S Wholesaler Grocers 2.3% Atlas Cold Storage 2.0% Stop Rite 1.6% Cornell Corrections 1.5% Lockheed Martin Corp. 1.3% 75% of Top 10 Revenue Tenants are Rated Investment Grade 2011 COMPANY HIGHLIGHTS During 2011, declared distributions totaling $321.1 million or $0.50 per share on an annualized basis. Maintaining strong economic occupancy rates: Retail – 94% Office – 92% Industrial – 91% Lodging – 73% Multi-Family – 93% STAGGERED DEBT MATURITIES REDUCES RISK $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2011 2012 2013 2014 2015 In millions Fixed Variable $266M $718M $1,013M $361M $459M SAME STORE REVENUE BREAKDOWN % Change % of YTD In millions YTD YTD 2010 Total Rev Retail $230.0 (0.4%) 26.7% Lodging $374.3 8.2% 43.4% Office $130.9 (3.3%) 15.2% Industrial / Distribution $64.2 1.7% 7.4% Multi-Family $63.3 7.7% 7.3% Total $862.7 3.4% A program sponsored by Inland Real Estate Investment Corporation The Track Record Company™

Retail $4.3B 38% Multi-Family $899M 8% Office $2.0B 18% Industrial $1.1B 10% Lodging $2.9B 26% *Based on undepreciated (total investment) core asset values, which comprise 86% of Total Assets RETAIL PROPERTY OVERVIEW 734 Properties · 22.6 Million Square Feet • 73% of the portfolio is anchored by necessity-based retailers such as Kroger, Target and Albertsons • YTD same store revenue and NOI are flat over the same period in 2010 LODGING PROPERTY OVERVIEW 96 Properties · 15,813 Rooms • YTD Average Daily Rate up 5.3% from the same period in 2010 • The occupancy portfolio is up to 73% and RevPAR has increased 7.4% over the same time period in 2010 INDUSTRIAL PROPERTY OVERVIEW 73 Properties · 16.2 Million Square Feet • Average lease rollover rate for the next five years is 5.0% • YTD same store revenue is up 1.7% over 2010 results for the same period OFFICE PROPERTY OVERVIEW 46 Properties · 10.4 Million Square Feet • YTD revenue is flat over 2010 for the same period • Average lease rollover rate for the next five years is 3.8% Retail Portfolio – New Property IDS Building – Minneapolis, MN CONTACT Inland Customer Service custserv@inland-investments.com 800.826.8228 www.inlandamerican.com This material is neither an offer to sell nor a solicitation of an offer to buy any security. Consult Inland American’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of the specific risks. The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization, or approval of Inland American by the companies. Further, none of these companies are affiliated with the Inland American in any manner. The Inland name and logo are registered trademarks being used under license. MULTI-FAMILY PROPERTY OVERVIEW 27 Properties · 9,790 units • YTD occupancy up 3% to 93%, same store revenue increased 7.7%, and base rent increased 4.0% over 2010 results for same period Purchased as part of a portfolio in the Houston area in October 2011. This excellent property adds 367,000 sf to our portfolio. Lodging Portfolio – New Property Napa Valley Marriott – Napa Valley, CA Purchased August 2011 for $72 million. 275-room upscale retreat on 9.3 acres. Victory Lakes Town Center – League City, TX